EXHIBIT 99.2

MediaREADY, Inc. Engages China Direct, Inc. to Assist the Company with its Plan to Enhance its Business through Acquisitions

FORT LAUDERDALE, Fla., May 23, 2007 /PRNewswire-FirstCall/ -- MediaREADY, Inc. (OTCBB: MRED), a provider of innovative interactive, media-convergent entertainment devices, announced today that it has engaged China Direct, Inc. (OTCBB: CHND), a diversified management and consulting company for Chinese entities, to assist MediaREADY in its efforts to diversify through possible acquisitions of synergistic technology businesses.

MediaREADY intends to pursue an acquisition strategy in China that will focus on acquiring a Chinese entity that is currently generating substantial revenues and has achieved operational profitability.  MediaREADY will utilize China Direct’s expertise to formulate an acquisition strategy, screen potential acquisition candidates and develop a plan which management believes will enhance the Company’s overall position in the equity marketplace.  While the Company currently intends to continue the pursuit of its media operations, management will continuously evaluate its business objectives and strategies as its diversification plan unfolds.

Jeffrey Harrell, CEO of MediaREADY, explained, “We believe this strategy will enable the Company to capitalize on opportunities brought forth by China Direct as we continue to pursue our current business model.  While management is committed to continuing in our current business model, we understand the need to build assets and business potential through diversification.  We believe this diversification program will help us achieve that objective.”

Mr. Harrell further explained, “With over 1.3 billion people, China is the world’s most populous country and the world’s fastest-growing economy over the past 25 years.  With GDP output of over $2.23 trillion in 2005, China has overtaken France and Great Britain to become the world’s fourth largest economy trailing only the U.S., Japan and Germany.”

Mr. Harrell concluded, “The reason we have decided to pursue a course in China is that we believe we can acquire a Chinese company at a very attractive valuation based on net tangible assets as opposed to earnings multiples.   The candidates we are targeting in China are operationally profitable and have tremendous potential for growth.”

About MediaREADY Incorporated :

MediaREADY, Inc (OTCBB: MRED) is a pioneer in the media center and portable media device markets offering products and services that provide consumers with new gateways to today’s digital media and online services; therefore influencing how consumers are entertained, become informed, and communicate.  The Company has launched several products in categories including; media center and portable media center products, customer support and affiliate promotion services.  MediaREADY is focused on delivering products and solutions that are innovative, affordable, and easy to use.  For more information on the MediaREADY product line, including purchasing information, visit www.MediaREADYInc.com.

About China Direct, Inc.

China Direct, Inc. (OTCBB: CHND) maintains active, majority stakes in a diversified portfolio of Chinese companies as well as offering consulting services for both private and publicly traded Chinese entities.  China Direct provides a platform to develop and nurture these entities as they expand their businesses globally. As your direct link to China, our Company serves as a vehicle to allow investors to directly participate in the rapid growth of Chinese economy in a diversified and balanced way. For more information about China Direct, please visit http://www.cdii.net.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and, condition.  For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements.  The Company cautions that these statements by their nature involve risks and  uncertainties, and actual results may differ materially depending on a variety  of important factors, including, but not limited to, the impact of competitive  products, pricing and new technology; changes in consumer preferences and  tastes; and effectiveness of marketing; changes in laws and regulations;  fluctuations in costs of production, and other factors as those discussed in  the Company's reports filed with the Securities and Exchange Commission from time to time.  In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

INVESTOR RELATIONS:

MediaREADY, Inc.

954-527-7780

investor@mediareadyinc.com

www.mediareadyinc.com